Exhibit (a)(1)(G)

Offer to Purchase for Cash
All Outstanding Shares of Common Stock
and
Shares of Series A Convertible Preferred Stock

of
Global Med Technologies, Inc.
at
$1.22 Net Per Share of Common Stock
and
$1,694.44 Net Per Share of Series A Convertible Preferred Stock
Pursuant to the Offer to Purchase
Dated February 19, 2010
by
Atlas Acquisition Corp.,
a wholly-owned subsidiary of
Haemonetics Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, BOSTON, MASSACHUSETTS TIME, ON MARCH 18, 2010, UNLESS THE OFFER IS EXTENDED.

To Our Clients:	February 19, 2010

Enclosed for your consideration is an Offer to Purchase, dated February 19, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”) relating to the offer by Atlas Acquisition Corp., a Colorado corporation (“Acquisition Corp.”) and wholly-owned subsidiary of Haemonetics Corporation, a Massachusetts corporation (“Haemonetics”), to purchase all outstanding shares of common stock, $0.01 par value per share (the “Common Shares”), and to purchase all outstanding shares of Series A Convertible Preferred Stock, $0.01 par value per share (the “Preferred Shares” and, together with the Common Shares, the “Shares”), of Global Med Technologies, Inc., a Colorado corporation (“Global Med”), at a price of $1.22 per share, net to the seller in cash, for each outstanding Common Share and $1,694.44 per share, net to the seller in cash, for each outstanding Preferred Share, in each case less any applicable withholding taxes (such prices, or any higher prices per share as may be paid pursuant to the Offer, are referred to in this letter as the “Common Stock Offer Price” and the “Preferred Stock Offer Price,” respectively), upon the terms and subject to the conditions set forth in the Offer to Purchase.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US (OR OUR NOMINEES) AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR OUR ACCOUNT.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1. The purchase price offered by Acquisition Corp. is $1.22 per share, net to the seller in cash without interest, for each outstanding Common Share and $1,694.44 per share, net to the seller in cash without interest, for each outstanding Preferred Share, upon the terms and subject to the conditions of the Offer to Purchase.

2. The Offer is being made for all outstanding Shares.

3. The board of directors of Global Med (including all of the members of the special committee of the board of directors) has (1) (i) determined that the Merger Agreement (as defined below), the Offer and the Merger (as defined below) are advisable and in the best interests of Global Med stockholders, (ii) approved the Offer and the Merger in accordance with the Colorado Business Corporation Act and the Colorado Corporations and Associations Act, and (iii) adopted the Merger Agreement and (2) recommended that the stockholders of Global Med accept the Offer and tender their Common Shares and Preferred Shares in the Offer, and if required by applicable law, adopt and approve the Merger Agreement and approve the Merger.

4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of January 31, 2010 (the “Merger Agreement”), by and among Haemonetics, Acquisition Corp. and Global Med, pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, Acquisition Corp. will be merged with and into Global Med, with the surviving entity, Global Med, becoming a direct wholly-owned subsidiary of Haemonetics (the “Merger”). In the Merger, each outstanding Common Share (other than Common Shares owned by Acquisition Corp., Haemonetics, any controlled subsidiary of Haemonetics or Global Med or by stockholders, if any, who are entitled to and properly exercise dissenters’ rights under Colorado law) will be converted into the right to receive the Common Stock Offer Price in cash, without interest thereon. Each outstanding Preferred Share (other than Preferred Shares owned by Acquisition Corp., Haemonetics, any controlled subsidiary of Haemonetics or Global Med or by stockholders, if any, who are entitled to and properly exercise dissenters’ rights under Colorado law) will be converted into the right to receive the Preferred Stock Offer Price in cash, without interest thereon.

5. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, BOSTON, MASSACHUSETTS TIME, ON MARCH 18, 2010 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED BY ACQUISITION CORP., IN WHICH EVENT THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY ACQUISITION CORP., WILL EXPIRE.

6. The Offer is not subject to a financing condition. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer: (1) that number of Common Shares which, when added to any Common Shares already owned by Haemonetics, Acquisition Corp. or any other controlled subsidiary of Haemonetics, represents a majority of the outstanding Common Shares on a “fully diluted basis” (where on a “fully diluted basis” means the sum of the following: (i) the number of Common Shares outstanding, (ii) the number of Common Shares issuable upon the conversion of all outstanding Preferred Shares (but excluding any Preferred Shares owned by Haemonetics, Acquisition Corp. or any other controlled subsidiaries or validly tendered in the Offer and not withdrawn), and (iii) the number of Common Shares issuable pursuant to warrants, options or other outstanding obligations of Global Med) upon the expiration of the Offer, and (2) Preferred Shares which, when added to any Preferred Shares already owned by Haemonetics, Acquisition Corp. or any other controlled subsidiaries, represents at least a majority of the total number of outstanding Preferred Shares upon the expiration of the Offer. The Offer is also subject to certain other conditions, which are described in Section 14 — “Certain Conditions of the Offer” of the Offer to Purchase.

7. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below) or D. F. King & Co., Inc., which is acting as the Information Agent for the Offer. However, U.S. federal income tax backup withholding may be required unless an exemption applies and adequate documentation of the exemption is provided to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. See Instruction 9 of the Letter of Transmittal. Also, you may be required to pay any stock transfer taxes with respect to the transfer and sale of Shares as described in Instruction 6 of the Letter of Transmittal.

Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf before the Expiration Date.

If you wish to have us tender any of or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.

In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by Computershare Trust Company, N.A. (the “Depositary”) of (a) Share certificates (or a timely Book-Entry Confirmation) (as defined in the Offer to Purchase), (b) a properly completed and duly executed Letter of Transmittal, with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 2 of the Offer to Purchase, an Agent’s Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY ACQUISITION CORP., REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, Acquisition Corp. may take such action as it deems necessary to make the Offer in any jurisdiction and extend the Offer to holders of such Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Acquisition Corp. by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
All Outstanding Shares of
Common Stock

and
Shares of Series A Convertible Preferred Stock
of
Global Med Technologies, Inc.

by
Atlas Acquisition Corp.,
a wholly-owned subsidiary of
Haemonetics Corporation

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated February 19, 2010 (the “Offer to Purchase”), and the applicable Letter(s) of Transmittal relating to shares of common stock, par value $0.01 per share (the “Common Shares”), and/or shares of Series A Convertible Preferred Stock, $0.01 par value per share (the “Preferred Shares” and, together with the Common Shares, the “Shares”), of Global Med Technologies, Inc., a Colorado corporation.

This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and applicable Letter(s) of Transmittal.

NUMBER OF SHARES TO BE TENDERED:*	SIGN HERE

Common Shares/Preferred Shares (Circle One)	(Signature(s))

Please Type or Print Name(s)

Please Type or Print Name(s)

Area Code and Telephone Number

Tax Identification Number or Social Security Number
Dated:

*	Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.